UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 5, 2026
WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2026, Werner Receivables Company, LLC (“WRC”), a wholly-owned subsidiary of Werner Enterprises, Inc. (the “Company"), entered into a third amendment ("Amendment No. 3") to its Loan and Security Agreement, as amended (the "LSA"), as borrower, together with the Company as the servicer, Wells Fargo Bank, National Association as a committed lender and group agent, GTA Funding LLC as a conduit lender, and The Toronto-Dominion Bank (“TD Bank”) as a related committed lender, group agent, and administrative agent. WRC was formed for the purpose of acquiring rights to payment (“Receivables”) arising from services provided by the Company to its customers. The Company has contributed Receivables to WRC and sells Receivables to WRC on a non-recourse basis.

Amendment No. 3 establishes a maximum funding limit of $350 million in cash proceeds for WRC under the LSA, subject to eligible Receivables, which may increase to $400 million upon WRC's request and acceptance thereof by TD Bank and committed lenders. Prior to Amendment No. 3, the maximum funding limit was $325 million in cash proceeds, which may have increased to $350 million upon request and acceptance. Amendment No. 3 also incorporates language from the Performance Guaranty Agreement (“Performance Guaranty”), dated as of June 5, 2026, between the Company as performance guarantor, and TD Bank as administrative agent for and on behalf of the credit partiers and the other secured parties, from time to time (collectively, the “Beneficiaries”) under the LSA.

Under the Performance Guaranty, the Company provides an unconditional, irrevocable guaranty to the Beneficiaries, supporting the obligations (monetary and non-monetary) of WRC, the Company as the servicer, and any other originators under the LSA. The guaranty remains in effect until all obligations are paid and performed in full.

The foregoing description of Amendment No. 3 and the Performance Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of Amendment No. 3 and the Performance Guaranty, which are filed as Exhibits 10.1 and 10.2, respectively, to this report, and are incorporated by reference herein.

ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

10.1
Amendment No. 3 to Loan and Security Agreement, dated as of June 5, 2026, by and among Werner Receivables Company, LLC as Borrower, Werner Enterprises, Inc as initial Servicer, Wells Fargo Bank, National Association as a Committed Lender and as a Group Agent, GTA Funding LLC as a Conduit Lender, and The Toronto-Dominion Bank, as a Related Committed Lender, as a Group Agent and as Administrative Agent

10.2	Performance Guaranty, dated as of June 5, 2026, by and among Werner Enterprises, Inc. as Performance Guarantor, and The Toronto-Dominion Bank as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: June 10, 2026	By:	/s/ Christopher D. Wikoff
Christopher D. Wikoff
Executive Vice President, Treasurer and Chief Financial Officer

Date: June 10, 2026	By:	/s/ Alan G. Colson
Alan G. Colson
Vice President, Controller and Principal Accounting Officer